UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2016

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 28, 2016, the Company held its Annual Meeting of Shareholders. The total number of shares represented at the meeting by valid proxies and ballots was 189,476,693 shares, which is 87.9% of the shares of stock entitled to vote at the meeting and which constituted a quorum. The final voting results for the matters submitted to a vote of shareholders at the Annual Meeting follow.

1.	Election of Directors. Each of the nominees for director was elected to serve until the Company’s 2017 Annual Meeting, or until his or her earlier death, resignation, or retirement. The vote results were as follows, with each nominee having received at least 98.4% of the votes cast for his or her election:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Susan K. Carter	176,067,045	1,267,536	326,269	11,815,843
Charles I. Cogut	176,209,008	1,101,842	350,000	11,815,843
Seifollah Ghasemi	173,517,013	2,812,142	1,331,695	11,815,843
David H.Y. Ho	175,953,583	1,348,987	358,280	11,815,843
Margaret G. McGlynn	175,439,260	1,869,188	352,402	11,815,843

2.	Advisory Vote on Executive Officer Compensation. The shareholders approved on an advisory basis the compensation of the Executive Officers by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
173,444,537 (98.0% of the votes cast)	3,543,404	672,909	11,815,843

3.	Ratification of Appointment of Independent Auditors. The appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2016 was ratified by the shareholders by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
187,940,103 (99.4% of the votes cast)	1,131,948	404,642	0

4.	Approval of Annual Incentive Plan Terms. The shareholders approved the Annual Incentive Plan terms to continue tax deductibility by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
174,938,016 (98.7% of the votes cast)	2,224,885	497,949	11,815,843

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: February 2 2016	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief Governance Officer

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